               Amended and Restated Plans as of September 20, 1999
                            Pursuant to Rule 18f-3(d)
                    under the Investment Company Act of 1940
                          (As adopted August 15, 1996)


         Rule 18f-3 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Board of Directors or Trustees of an investment company desiring to offer multiple classes pursuant to the Rule adopt a plan setting forth the separate arrangement and expense allocation of each class, and any related conversion features or exchange privileges. This document constitutes an amended and restated plan (individually, a "Plan" and collectively, the "Plans") of each of the investment companies, or series thereof, listed on Schedule A attached hereto (each, a "Fund"). The Plan of any Fund is subject to amendment by action of the Board of Directors or Trustees (the "Board") of such Fund and without the approval of shareholders of any class, to the extent permitted by law and by the governing documents of such Fund.

         The Board, including a majority of the non-interested Board members, has determined that the following separate arrangement and expense allocation, and the related conversion features, if any, and exchange privileges, of each class of each Fund are in the best interest of each class of each Fund individually and each Fund as a whole.

1. CLASS DESIGNATION. Shares of all Funds except Lord Abbett Series Fund, Inc. shall be divided into Class A, Class B, Class C, Class Y and Class P (Pension Class) shares as indicated for each Fund on Schedule A attached hereto. In the case of the Lord Abbett Series Fund - Growth & Income Portfolio, shares shall be divided into Variable Contract Class shares and P Class shares as indicated on Schedule A.

2.       SALES CHARGES AND DISTRIBUTION AND SERVICE FEES.

         (a) INITIAL SALES CHARGE. Class A shares will be traditional front-end sales charge shares, offered at their net asset value ("NAV") plus a sales charge in the case of each Fund as described in such Fund's prospectus as from time to time in effect.

         Class B shares, Class C shares, Class Y shares, Variable Contract Class shares and P Class shares will be offered at their NAV without an initial sales charge.

         (b) SERVICE AND DISTRIBUTION FEES. In respect of the Class A shares, Class B shares, Class C shares, Variable Contract Class shares and P Class shares, each Fund will pay service and/or distribution fees under plans from time to time in effect adopted for such classes pursuant to Rule 12b-1 under the 1940 Act (each, a "12b-1 Plan").

         Pursuant to a 12b-1 Plan with respect to the Class A shares, if effective, each Fund will generally pay (i) at the time such shares are sold, a one-time distribution fee of up to 1% of the NAV

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of the shares sold in the amount of $1 million or more, including sales qualifying at such level under the rights of accumulation and statement of intention privileges, or to retirement plans with 100 or more eligible employees, as described in the Fund's prospectus as from time to time in effect, (ii) a continuing distribution fee at an annual rate of 0.10% of the average daily NAV of the Class A share accounts of dealers who meet certain sales and redemption criteria, and (iii) a continuing service fee at an annual rate not to exceed 0.25% of the average daily NAV of the Class A shares. The Board will have the authority to increase the distribution fees payable under such 12b-1 Plan by a vote of the Board, including a majority of the independent directors thereof, up to an annual rate of 0.25% of the average daily NAV of the Class A shares. The effective dates of various of the 12b-1 Plans for the Class A shares are based on achievement by the Funds of specified total net assets for the Class A shares of such Funds.

         Pursuant to a 12b-1 Plan with respect to the Class B shares, if effective, each Fund will generally pay a continuing annual fee of up to 1% of the average annual NAV of such shares then outstanding (each fee comprising .25% in service fee and .75% in distribution fee).

         Pursuant to a 12b-1 Plan with respect to the Class C shares, if effective, each Fund will generally pay a one-time service and distribution fee at the time such shares are sold of up to 1% of their NAV and a continuing annual fee, commencing 12 months after the first anniversary of such sale, of up to 1% of the average annual NAV of such shares then outstanding (each fee comprising .25% in service fees and .75% in distribution fees).

         Pursuant to a Type II 12b-1 Plan with respect to the Class C shares, if effective, each Fund will generally pay a continuing annual fee, commencing after the sale of shares, of up to 1% of the average annual NAV of such shares then outstanding (each fee comprising .25% in service fees and
 .75% in distribution fees).

         Pursuant to a 12b-1 Plan with respect to the Variable Contract Class, if operational, the Growth & Income Portfolio will generally pay a continuing annual fee of up to .15% of the average annual NAV of such shares then outstanding to reimburse an insurance company for its expenditure related to the distribution of such shares which expenditures are not also reimbursable pursuant to fees paid under the variable contract issued by such insurance company.

         Pursuant to a 12b-1 Plan with respect to the P Class shares, if operational, the Growth & Income Portfolio will generally pay a continuing annual fee of .45% of the average annual NAV of such shares then outstanding. The Board will have the authority to increase the distribution fees payable under such 12b-1 Plan by a vote of the Board, including a majority of the independent directors thereof, up to an annual rate of 0.75% of the average daily NAV of such shares (consisting of distribution and service fees, at maximum annual rates not exceeding 0.50 and 0.25 of 1%, respectively).

         The Class Y shares do not have a Rule 12b-1 Plan.

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         (c) CONTINGENT DEFERRED SALES CHARGES ("CDSC"). Subject to some exceptions, Class A shares subject to the one-time sales distribution fee of up to 1% under the Rule 12b-1 Plan for the Class A shares will be subject to a CDSC equal to 1% of the lower of the cost or the NAV of such shares if the shares are redeemed for cash on or before the end of the twenty-fourth month after the month in which the shares were purchased.

         Class B shares will be subject to a CDSC ranging from 5% to 1% of the lower of the cost or the NAV of the shares, if the shares are redeemed for cash before the sixth anniversary of their purchase. The CDSC for the Class B shares may be waived for certain transactions. Class C shares will be subject to a CDSC equal to 1% of the lower of the cost or the NAV of the shares if the shares are redeemed for cash before the first anniversary of their purchase.

         Neither the Class Y, Variable Contract Class nor the Class P shares will be subject to a CDSC.

3. CLASS-SPECIFIC EXPENSES. The following expenses shall be allocated, to the extent such expenses can reasonably be identified as relating to a particular class and consistent with Revenue Procedure 96-47, on a class-specific basis: (a) fees under a 12b-1 Plan applicable to a specific class (net of any CDSC paid with respect to shares of such class and retained by the Fund) and any other costs relating to implementing or amending such Plan, including obtaining shareholder approval of such Plan or any amendment thereto; (b) transfer and shareholder servicing agent fees and shareholder servicing costs identifiable as being attributable to the particular provisions of a specific class; (c) stationery, printing, postage and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current share holders of a specific class; (d) Securities and Exchange Commission registration fees incurred by a specific class; (e) Board fees or expenses identifiable as being attributable to a specific class; (f) fees for outside accountants and related expenses relating solely to a specific class; (g) litigation expenses and legal fees and expense relating solely to a specific class; (h) expenses incurred in connection with shareholders meetings as a result of issues relating solely to a specific class and (i) other expenses relating solely to a specific class, provided, that advisory fees and other expenses related to the management of a Fund's assets (including custodial fees and tax-return preparation fees) shall be allocated to all shares of such Fund on the basis of NAV, regardless of whether they can be specifically attributed to a particular class. All common expenses shall be allocated to shares of each class at the same time they are allocated to the shares of all other classes. All such expenses incurred by a class of shares will be charged directly to the net assets of the particular class and thus will be borne on a pro rata basis by the outstanding shares of such class. For all Funds, with the exception of Series Fund - Growth & Income Portfolio, Blue Sky expenses will be treated as common expenses. In the case of Series Fund - Growth & Income Portfolio, Blue Sky expenses will be allocated entirely to the P Class, as the Variable Contract Class of Series Fund Growth & Income Portfolio has no Blue Sky expenses.

4. INCOME AND EXPENSE ALLOCATIONS. Income, realized and unrealized capital gains and losses and expenses not allocated to a class as provided above shall be allocated to each class on the basis

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of the net assets of that class in relation to the net assets of the Fund, except that, in the case of each daily dividend Fund, income and expenses shall be allocated on the basis of relative net assets (settled shares).

5. DIVIDENDS AND DISTRIBUTIONS. Dividends and Distributions paid by a Fund on each class of its shares, to the extent paid, will be calculated in the same manner, will be paid at the same time, and will be in the same amount, except that the amount of the dividends declared and paid by a particular class may be different from that paid by another class because of expenses borne exclusively by that class.

6. NET ASSET VALUES. The NAV of each share of a class of a Fund shall be determined in accordance with the Articles of Incorporation or Declaration of Trust of such Fund with appropriate adjustments to reflect the allocations of expenses, income and realized and unrealized capital gains and losses of such Fund between or among its classes as provided above.

7. CONVERSION FEATURES. The Class B shares will automatically convert to Class A shares 8 years after the date of purchase. Such conversion will occur at the relative NAV per share of each Class without the imposition of any sales charge, fee or other charge. When Class B shares convert, any other Class B shares that were acquired by the shareholder by the reinvestment of dividends and distributions will also convert to Class A shares on a pro rata basis. The conversion of Class B shares to Class A shares after 8 years is subject to the continuing availability of a private letter ruling from the Internal Revenue Service or an opinion of counsel to the effect that the conversion does not constitute a taxable event for the Class B shareholder under Federal income tax law. If such a revenue ruling or opinion is no longer available, the automatic conversion feature may be suspended, in which event no further conversions of Class B shares would occur while such suspension remained in effect.

         Subject to amendment by the Board, Class A shares and Class C shares shall not be subject to any automatic conversion feature.

8. EXCHANGE PRIVILEGES. Except as set forth in a Fund's prospectus as from time to time in effect, shares of any class of such Fund may be exchanged, at the holder's option, for shares of the same class of another Fund, or other Lord Abbett-sponsored fund or series thereof, without the imposition of any sales charge, fee or other charge.

         Each Plan is qualified by and subject to the terms of the then current prospectus for the applicable Fund; provided, however, that none of the terms set forth in any such prospectus shall be inconsistent with the terms contained herein. The prospectus for each Fund contains additional information about that Fund's classes and its multiple-class structure.

         Each Plan is being adopted for a Fund with the approval of, and all material amendments thereto must be approved by, a majority of the Board of such Fund, including a majority of the Board who are not interested persons of the Fund.

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


                            As of September 20, 1999

                        The Lord Abbett - Sponsored Funds
                       ESTABLISHING MULTI-CLASS STRUCTURES

                                                              CLASSES
                                                              -------
Lord Abbett Affiliated Fund, Inc.                             A, B, C, P, Y

Lord Abbett Bond-Debenture Fund, Inc.                         A, B, C, P, Y

Lord Abbett Developing Growth Fund, Inc.                      A, B, C, P, Y

Lord Abbett Mid-Cap Value Fund, Inc.                          A, B, C, P, Y

Lord Abbett Global Fund, Inc.
         Equity Series                                        A, B, C, P
         Income Series                                        A, B, C, P

Lord Abbett Investment Trust
         Balanced Series                                      A, B, C, P
         High Yield Fund                                      A, B, C, P, Y
         Limited Duration U.S. Government
           Securities Series                                  A, C, P
         U.S. Government Securities Series                    A, B, C, P
         Core Series                                          Y
         Strategic Core Fund                                  Y

Lord Abbett Large-Cap Growth Fund                             A, B, C, P

Lord Abbett Securities Trust
         Growth & Income Trust                                A, B, C, P
         International Series                                 A, B, C, P, Y
         World Bond-Debenture Series                          A, B, C, P
         Alpha  Series                                        A, B, C, P
         Lord Abbett Large-Cap International Fund             A, B, C
         Lord Abbett Micro-Cap Growth Fund                    Y
         Lord Abbett Micro-Cap Value Fund                     Y

Lord Abbett Tax-Free Income Fund, Inc.
         California Series                                    A, C, P
         National Series                                      A, B, C, P
         New York Series                                      A, C, P
         Texas Series                                         A, P
         New Jersey Series                                    A, P
         Connecticut Series                                   A, P

                                       5

                                                              CLASSES
                                                              -------
         Missouri Series                                      A, P
         Hawaii Series                                        A, P
         Washington Series                                    A, P
         Minnesota Series                                     A, P


Lord Abbett Tax-Free Income Trust
         Florida Series                                       A, C, P
         Pennsylvania Series                                  A, P
         Michigan Series                                      A, P
         Georgia Series                                       A, P

Lord Abbett U.S. Government Securities
         Money Market Fund, Inc.                              A, B, C


Lord Abbett Research Fund, Inc.
         Large-Cap Series                                     A, B, C, P, Y
         Growth Opportunities Fund                            A, B, C, P, Y
         Small-Cap Series                                     A, B, C, P, Y

Lord Abbett Series Fund
         Growth & Income Portfolio                            VC, P

Lord Abbett Equity Fund
         1990 Series


                                                              Lord, Abbett & Co.



                                                         -----------------------
                                                                 Paul A. Hilstad
                                                                         Partner


LORD ABBETT LARGE-CAP GROWTH FUND




By: _________________________
         Lawrence H. Kaplan
         Vice President

DATED: October 20, 1999

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